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                                                                  EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


                                                  Jurisdiction of
Name of Entity:                                   Incorporation:
---------------                                   --------------

Applix Securities Corp.                           Massachusetts

Sinper Corporation                                Florida

Target Systems Corporation                        Massachusetts

Applix France                                     France

Applix GmbH                                       Germany

Applix B.V.                                       The Netherlands

Applix (UK) Limited                               England

Applix Foreign Sales Corporation                  Barbados